Exhibit 10.2
Employee Stock Option Agreement
This Employee Stock Option Agreement (this “Agreement”) is made this 15th day of August, 2006, between Electric City Corp., a Delaware corporation (the “Company”) and Jeffrey Mistarz (the “Holder”).
WHEREAS, Holder is an employee of the Company and the Company desires, by affording Holder an opportunity to purchase its common shares of $0.0001 par value common stock (the “Common Stock”) as hereinafter provided, to help align the long-term economic interests of the Holder with the long-term economic interests of the Company.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
1. Grant of Option. The Company hereby agrees to grant to the Holder, on the date hereof (the “Grant Date”), options (the “Options”) to purchase up to an aggregate of 300,000 shares (the “Option Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), subject to the terms and conditions set forth herein.
2. Exercise Price. The exercise price per Option Share, subject to adjustment as hereinafter provided (the “Exercise Price”) under the Options shall be equal to $1.00 per share.
3. Vesting. The Options shall vest according to the following schedule:

Vesting Date	Number of Shares
The Grant Date	100,000
The First Anniversary of the Grant Date (except as otherwise provided the Employment Agreement)	100,000
The Second Anniversary of the Grant Date (except as otherwise provided in the Employment Agreement)	100,000
Reference is made to the Employment Agreement dated as of the date hereof between Holder and the Company (the “Employment Agreement”) for additional terms and conditions relating to the vesting of any unvested Stock Options in the event that Holder ceases to be employed by the Company or upon a Change of Control.
4. Exercise of the Option. Any vested Options may be exercised at any time after vesting by delivering the Exercise Price, paid in cash, along with a notice of exercise to the Company. The Exercise Price of the shares as to which Option shall be exercised shall be paid in full, in cash at the time of exercise, provided, that if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Option for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Option (or the portion thereof being exercised) by surrender of this Option at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y	(A-B)

A

Where:	X = the number of shares of Common Stock to be issued to the Holder;

Y = the number of shares of Common Stock purchasable under the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised (at the date of such calculation);

A = the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation); and

B = Exercise Price (as adjusted to the date of such calculation)
5. Transferability. Except as otherwise provided in the Employment Agreement, the Options shall not be transferable except by will or the laws of dissent and distribution, and the Options will only be exercised during the lifetime of Holder, and only by Holder.
6. Expiration of the Options. The Options will expire on the earlier of the tenth anniversary of the date of this Agreement or as provided in the Employment Agreement if the Holder ceases to be a full time employee of the Company.
7. Adjustments. The number of shares issuable as a result of the exercise of any unexercised Options, and the purchase price payable therefore, may be adjusted from time to time to give effect to stock splits, both forward and reverse, and any stock dividends which may be declared payable to the holders of the outstanding Common Stock.
8. Taxes. The Company will have the right to deduct from all cash or property payments made to the Holder upon exercise of the Option, any and all federal, state or local taxes required to be withheld with respect to such payments.
9. Trading Restrictions. The Company shall have the right at any time to impose trading restrictions on the shares issuable pursuant to the exercise of the Options (the “Option Shares”) which may limit the number of shares that can be sold on any trading day or during any 90 day period and/or prohibit the sale of the Option Shares on any trading day, not to exceed thirty (30) trading days a year.
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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the date first written above.

ELECTRIC CITY CORP.		HOLDER

By:	/s/ David Asplund	/s/ Jeffrey Mistarz

	David Asplund Chief Executive Officer	Jeffrey Mistarz